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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            ASTURIAS INDUSTRIES, INC.


         The undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under Chapter 607 of the Florida Statutes.

                                ARTICLE 1 - NAME
                                ----------------

         The name of the Corporation is ASTURIAS INDUSTRIES, INC., (hereinafter, "Corporation").

                       ARTICLE 2 - PURPOSE OF CORPORATION
                       ----------------------------------

         The Corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                          ARTICLE 3 - PRINCIPAL OFFICE
                          ----------------------------

         The address of the principal office of this Corporation is 343 Almeria Avenue, Coral Gables, Florida 33134.

                            ARTICLE 4 - INCORPORATOR
                            ------------------------

         The name and street address of the incorporator of this Corporation is:

                                     Elsie Sanchez
                                     343 Almeria Avenue
                                     Coral Gables, Florida  33134


                      ARTICLE 5 - CORPORATE CAPITALIZATION
                      ------------------------------------

     5.1 The maximum number of shares that this Corporation is authorized to have outstanding at any time is ONE MILLION (1,000,000) Shares of Common Stock, each share having the par value of ONE TENTH OF ONE CENT ($0.001).

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     5.2 No holder of shares  of stock of any class  shall  have any  preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

     5.3 The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

     5.4 The Board of Directors(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or conditions of redemption of the stock.

                ARTICLE 6 - SHAREHOLDERS' RESTRICTIVE AGREEMENT
                -----------------------------------------------

         All of the shares of stock of this Corporation may be subject to a Shareholders' Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and transferability of the shares of stock of the Corporation. A copy of the Shareholders' Restrictive Agreement, if any, is on file at the principal office of the Corporation.

                       ARTICLE 7 - POWERS OF CORPORATION
                       ---------------------------------

         The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

                         ARTICLE 8 - TERM OF EXISTENCE
                         -----------------------------

         This Corporation shall have perpetual existence.

                        ARTICLE 9 - REGISTERED OWNER(S)
                        -------------------------------

         The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

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               ARTICLE 1 - REGISTERED OFFICE AND REGISTERED AGENT
               --------------------------------------------------

         The initial address of registered office of this Corporation is AmeriLawyer(R), located at 343 Almeria Avenue, Coral Gables, Florida 33134. The name and address of the registered agent of this Corporation is AmeriLawyer(R), 343 Almeria Avenue, Coral Gables, Florida 33134.


                              ARTICLE 11 - BYLAWS
                              -------------------

         The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

                          ARTICLE 12 - EFFECTIVE DATE
                          ---------------------------

         These Articles of Incorporation shall be effective immediately upon approval of the Secretary of State, State of Florida.

                             ARTICLE 13 - AMENDMENT
                             ----------------------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

                          ARTICLE 14 - INDEMNIFICATION
                          ----------------------------

         The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agent of the Corporation shall apply when such persons are serving at the Corporation's request while a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final

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disposition of the proceeding.  The  Corporation  also may purchase and maintain insurance on behalf of an individual arising from the individual's status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to "director", "officer", "employee" and "agent" shall include the heirs, estates, executors, administrators and personal representatives of such persons.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this _________________________.



                                                   ___________________________
                                                   Elsie Sanchez, Incorporator




                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                          IN ARTICLES OF INCORPORATION
                    -----------------------------------------


         AmeriLawyer(R), having a business office identical with the registered office of the Corporation name above, and having been designated as the Registered Agent in the above and foregoing Articles of Incorporation, is familiar with and accepts the obligations of the position of Registered Agent under the applicable provisions of the Florida Statutes.



                                                AmeriLawyer(R)



                                                By: /s/ Natalia Utrera
                                                ------------------------------
                                                Natalia Utrera, Vice President

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